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                                                                    EXHIBIT 99.1
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                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

In re:                                       ) Chapter 11
                                             )
         COLD METAL PRODUCTS, INC, et al.,   ) Case Nos. 02-43619 and
                                             ) 02-43620
                           Debtors.          ) (Jointly Administered)
                                             )
                                             )
                                             ) William T. Bodoh
_____________________________________________) Bankruptcy Judge

              DEBTORS' MOTION FOR AN ORDER (A) AUTHORIZING SALE OF
          SUBSTANTIALLY ALL BUSINESS ASSETS; (B) ESTABLISHING BIDDING
       PROCEDURES FOR THE SALE OF BUSINESS ASSETS: (C) APPROVING CERTAIN
        BID PROTECTIONS; (D) SCHEDULING AUCTION AND FINAL SALE HEARING;
            AND (E) APPROVING THE FORM AND MANNER OF NOTICE THEREOF

         Debtors Cold Metal Products, Inc. ("Cold Metal") and Alkar Steel Corporation ("Alkar"), the above-captioned debtors and debtors in possession (collectively, the "Debtors"), hereby move the Court for the entry of an order, pursuant to Section 363 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330
(the "Bankruptcy Code") and Rule 6004 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"): (i) authorizing the sale of the assets of the Debtors' businesses located at or related to their Alkar Facility, Ottawa Facility, Indianapolis Facility, Montreal Facility, Hamilton Facility, Building 18, and Youngstown Facility (each as further defined below and, collectively, the "Assets") free and clear of all liens, encumbrances, and interests (the "Liens"), with all such Liens attaching to the sale proceeds with the same validity, priority, and extent; (ii) establishing bidding procedures (the "Asset Sale Procedures") for the sale of the Assets; (iii) approving certain bid protections in connection therewith; (iv) scheduling
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an auction of the Assets (the "Auction") and the final hearing on the sale of
Assets (the "Sale Hearing"); (v) approving the form and manner of notice of the Asset Sale Procedures, the Auction, and the Sale Hearing; and (vi) granting other related relief. In support of this Motion, Debtors respectfully represents as follows:

                                   BACKGROUND

         1. On August 16, 2002, the Debtors filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the "Petition Date"). The Debtors continue to operate their businesses and possess their property as debtors in possession pursuant to Bankruptcy Code Sections 1107 and 1108.

         2. This Court has jurisdiction over this Motion pursuant to 28 U.S.C. Sections 157 and 1334. This Motion is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2).

         3. On August 29, 2002, the Office of the United States Trustee for the Northern District of Ohio appointed a statutory committee of unsecured creditors in these Chapter 11 cases, pursuant to Section 1102 of the Bankruptcy Code (the "Committee").

         4. On September 17, 2002, the Court entered a Final Financing Order (the "DIP Financing Order") approving the August 15, 2002, Post-Petition Loan and Security Agreement (the "DIP Agreement") between the Debtors and GMAC Commercial Credit LLC, as agent for itself and for other lenders (the "DIP Lenders"). The CIT Group/Equipment Finance (the "CIT") is not one of the DIP Lenders, but holds a prepetition loan secured by the real property and equipment located at Cold Metal Ottawa Facility (as defined herein). The DIP Lenders and CIT shall be referred to collectively herein as the "Lenders."

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         5.       As part of its business, Cold Metal formerly operated
processing facilities in New Britain, Connecticut (the "New Britain Facility") and Youngstown, Ohio (the "Youngstown Facility"). These two facilities were closed prior to the commencement of these bankruptcy cases. In addition, Cold Metal operates processing facilities in Ottawa, Ohio (the "Ottawa Facility") and Indianapolis, Indiana (the "Indianapolis Facility"). Alkar operates a steel service center in Roseville, Michigan (the "Alkar Facility"). Non-debtor Cold Metal Limited, a Canadian subsidiary of Cold Metal ("Cold Metal Canada"), operates a steel service center near Montreal, Quebec (the "Montreal Facility"), a steel processing facility in Hamilton, Ontario (the "Hamilton Facility"), and a steel service center adjacent to the Hamilton Facility ("Building 18").

         6. The Debtors have concluded that it is in the best interests of their creditors and their estates to sell the Ottawa Facility, Indianapolis Facility, and Alkar Facility, and to cause Cold Metal Canada to sell the Montreal and Hamilton Facilities, all as going concerns. In addition, although the Youngstown Facility is currently closed, the Debtors have received expressions of interest by two separate groups in reopening that facility as a going concern. The Debtors now seek Court approval of a process by which they can solicit and consider proposals and alternative proposals regarding the going concern sales of these Facilities and the authority to sell those Assets.(1)

         7. The Debtors believe that the proposed Asset Sale Procedures are the best way to sell the Debtors' remaining assets under the time constraints imposed by the Debtors'

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(1)      The New Britain Facility real estate is being marketed for sale via a broker retained by the Debtors and approved by the Court. The Youngstown Facility real estate is also listed for sale by a broker, whose listing agreement provides for an exception for a going concern sale. Most of the equipment at the New Britain and Youngstown Facilities is subject to a sale contract with National Machinery Exchange, Inc.

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limited financing horizon and still maximize the recovery to the Debtors'
estates. Accordingly, the Debtors seek the Court's approval of the Asset Sale Procedures described below.

                           PROPOSED SALE OF THE ASSETS

THE IMMEDIATE NEED TO SELL THE ASSETS

         8. Notwithstanding their employees' efforts, the Debtors' business has eroded to a point that they are unable to continue in business and confirm a stand-alone plan of reorganization. The Debtors, in their best business judgment, therefore have determined that it is in the best interest of their creditors and bankruptcy estates to conduct an auction sale of substantially all of their remaining business assets (i.e. the "Assets") by the end of February. With respect to the Montreal Facility, the Hamilton Facility, and Building 18, the Debtors seek authority to cause Cold Metal Limited, which is neither a debtor or a U.S. entity, to sell those facilities pursuant to applicable Canadian law.

PRIOR MARKETING EFFORTS

         9. Prior to filing of this Motion, and on several occasions over the last several months, the Debtors have engaged in efforts to sell the Assets, on a going concern basis where possible. These efforts have included (a) the retention of real estate brokers with respect to the New Britain Facility, the Youngstown Facility, and certain excess land located near the Indianapolis Facility, (b) the negotiation of an asset purchase agreement with National Machinery Exchange, Inc. regarding machinery and equipment located at the New Britain Facility and the Youngstown Facility, which agreement was recently approved by the Bankruptcy Court, (c) the retention of Resilience Capital Advisors LLC ("Resilience") to provide investment banking services regarding the going concern sale of the Alkar Facility, the Montreal

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Facility, the Ottawa Facility, the Indianapolis Facility, and the Hamilton
Facility, (d) and negotiations with several parties expressing interest in reopening the Youngstown Facility on a going concern basis. Although the Debtors have sold the New Britain and Youngstown equipment and are in negotiations with an identified potential buyer of the real estate located at the New Britain Facility, and have received several preliminary letters of intent with respect to certain facilities on a going concern basis, the Debtors have been unable to consummate a going concern sale of any of the Assets.

         10. In light of the foregoing and the need to consummate a sale of the Assets expeditiously to maximize their value, the Debtors have determined to offer the Assets for sale at the Auction in accordance with the Asset Sale Procedures described below, which procedures permit the Debtors the option, if applicable, of selecting a "stalking-horse" bidder on or before February 19, 2003. The Asset Sale Procedures are designed to generate interest in the sale of the Assets within the remaining period of time during which the Debtors will have financing available to preserve their operations, thereby (a) maximizing the market value of the Assets for the benefit of the Debtors' estate and creditors, while (b) minimizing the cost to the Debtors' if no purchasers are identified.

                            THE ASSET SALE PROCEDURES

         11. With the assistance of their professionals, the Debtors have developed the Asset Sale Procedures to permit the sale of the Assets to be completed in an orderly, expeditious, and efficient manner and to ensure that they receive the highest and best price for the Assets for the benefit of their estate and creditors. The proposed Asset Sale Procedures are set forth below

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and in the Solicitation and Notice attached hereto as Exhibit A and incorporated herein by reference (the "Bid Solicitation").

DESCRIPTION OF THE ASSETS

         12. The Assets consist of all tangible assets (including real estate, equipment, inventory, and accounts receivable) located at each of the following facilities, along with all intangible assets used in the business conducted at each facility:(2)

         (a)      The Alkar Facility

         (b)      The Ottawa (Ohio) Facility

         (c)      The Indianapolis Facility

         (d)      The Montreal Facility

         (e)      The Hamilton (Ontario) Facility (excluding Building 18)

         (f)      Building 18 (located in Hamilton, Ontario)

         (g)      The Youngstown Facility (3)

As described below, pursuant to the Asset Sale Procedures, the Debtors will solicit interest in purchasing (a) substantially all of the assets composing any of the separate facilities identified above (individually, a "Facility") on a going concern basis, (b) substantially all of the assets

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(2)      A comprehensive description of the Assets is set forth in the Asset
         Purchase Agreement (as such term is defined below) provided under the procedures in respect of each Facility (as such term is defined below) and will be available to potential bidders through the due diligence process described below. See definition of "Acquired Assets" in the Asset Purchase Agreement and related schedules thereto.

(3) A majority of the Assets are owned by Cold Metal; however, the Debtors seek authority to sell all of the Assets as described herein and in the Asset Purchase Agreement, whether owned by Cold Metal, Alkar, or Cold Metal's non-debtor Canadian subsidiary, Cold Metal Limited. Sale of the Canadian Assets will be governed by, and conducted in accordance with, Canadian law. The Debtors, by this Motion, seek Bankruptcy Court approval of their decision to sell the assets of their Canadian subsidiary.

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composing any combination of the Facilities on a going-concern basis, or (c)
substantially all of the Assets on a going-concern basis.

INITIAL PARTICIPATION REQUIREMENTS

         13. Unless the Debtors, in their discretion after consultation with the Lenders and the Committee (collectively, the "Creditors"), waive any requirements relating to participation in the Bidding Process (as such term is defined below), any person or entity wishing to participate in the Bidding Process must deliver to the Debtors (a) an executed confidentially agreement in form and substance satisfactory to the Debtors and (b) a statement demonstrating to the Debtors' satisfaction a bone fide interest in purchasing one or more of the Facilities or all of the Assets. Upon delivering these materials, the interested party will be considered a "Potential Bidder."

         14. After a Potential Bidder delivers all of the materials required by the preceding paragraph, the Debtors will deliver to the Potential Bidder (unless previously delivered): (a) a confidential memorandum containing information and financial data with respect to the Assets sought to be acquired (the "Confidential Memorandum"); and (b) a copy of a form of asset purchase agreement with respect to the Assets (the "Asset Purchase Agreement"). The Debtors anticipate that a copy of the Asset Purchase Agreement (without its schedules and related ancillary documents) will be filed with the Court at or prior to the hearing on this Motion. The Debtors may provide separate forms of an Asset Purchase Agreement for individual facilities and all of the Assets. A separate, distinct form of Asset Purchase Agreement will be provided for Assets located in Canada. All such proposed form agreements are included within the definition of Asset Purchase Agreement used herein.

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DUE DILIGENCE

         15. The Debtors will afford any Potential Bidder such due diligence access or additional information as may be reasonably requested and that the Debtors determine, in their business judgment, to be reasonable and appropriate. The Debtors will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from such Potential Bidders. Unless otherwise determined by the Debtors in their discretion after consultation with the Creditors, the availability of additional due diligence to a Potential Bidder will cease (a) if the Potential Bidder does not become a Qualified Bidder (as such term is defined below), (b) from and after the Bid Deadline (as such term defined below), or (c) if the Bidding Process is terminated in accordance with its terms with respect to the Assets at issue. Except as provided above with respect to the Confidential Memorandum and Asset Purchase Agreement to be provided to Potential Bidders, neither the Debtors nor their representatives will be obligated to furnish any information of any kind whatsoever relating to Assets to any party.

ABILITY TO SELECT STALKING-HORSE BUYER

         16. The Debtors may execute an asset purchase agreement (a "Buyer APA") with any third party (a "Buyer") in connection with the proposed sale of the Assets (a "Buyer Bid"), provided that any Buyer APA must be executed no later than 5:00 p.m., Eastern Time, on February 19, 2003, or such later date as may be established by the Debtors in their discretion after consultation with the Creditors (the "Buyer APA Deadline"). A Buyer Bid may relate to the proposed purchase of (a) any one of the Facilities, (b) any combination of more than one Facility, or (c) substantially all of the Assets. Upon execution of the Buyer APA, the Buyer Bid

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will be deemed to be an acceptable Qualified Bid (as such term is defined below)
for the applicable Assets.

         17. If a Buyer APA is executed, the Buyer will be entitled, in accordance with the terms of the Buyer APA, to a break-up fee negotiated by the Debtors and the Buyer (a "Break-Up Fee"), not to exceed three and a half percent (3.5%) of the proposed transaction's value (including cash, non-cash consideration, and assumed liabilities). The Buyer's entitlement to a Break-Up Fee is expressly conditioned on (a) the Buyer's willingness to purchase the applicable Assets on an "as is, where is" basis; (b) the consummation of a sale of the applicable Assets to another party; and (c) the other terms and conditions contained in the Buyer APA.

         18. Promptly following its execution, the Debtors will provide all Potential Bidders with a copy of any Buyer APA.

BID DEADLINE

         19. Not later than 2:00 p.m., Eastern Time, on February 21, 2003 (the "Bid Deadline"), a Potential Bidder that desires to make a bid shall deliver written copies of its bid to: (a) Cold Metal Products, Inc., 8526 South Avenue, Boardman, Ohio 44513, Attention: Joseph C. Horvath, Facsimile No. (330) 726-6151; (b) Resilience Capital Advisors LLC, 25201 Chagrin Blvd, Suite 360, Cleveland, Ohio 44122, Attention: Geoffrey S. Frankel, Facsimile No. (216) 292-4750; (c) Brouse McDowell, 1001 Lakeside Avenue, Suite 1600, Cleveland, Ohio 44114, Attention: Joseph F. Hutchinson, Jr. Esq., Facsimile No. (216) 830-6807; and (d) Hahn & Hessen LLP, 488 Madison Avenue, New York, New York 10022,
Attention: Gilbert Backenroth, Esq., Facsimile No. (212) 478-7400. The Debtors then will promptly distribute a

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copy of each bid received to counsel for the Creditors. By notice to all
Potential Bidders, the Debtors may extend the Bid Deadline once or successively, but is not obligated to do so.

BID REQUIREMENTS

         20.      Potential Bidders may bid on (a) any one of the Facilities,
(b) any combination of Facilities, or (c) the Assets. The Debtors reserve the right, in their discretion after consultation with the Creditors, to consider bids for other combinations of Assets, but are not required to do so.

         21.      To qualify, a bid must be in writing and state that:

         (a) The Potential Bidder offers to purchase the applicable Assets upon the terms and conditions set forth in a copy of the Asset Purchase Agreement enclosed therewith, marked to show any proposed amendments and modifications to the Asset Purchase Agreement (the "Marked Agreement"). If there already is an existing proposed Buyer Bid with respect to the Assets to be purchased, the Marked Agreement should identify proposed amendments and modifications based on the Buyer APA:

         (b) The Potential Bidder's offer is not subject to any due diligence or financing contingency and is irrevocable until the earlier of: (i) the closing of the sale of the applicable Assets, whether or not to such Potential Bidder; (ii) 48 hours after the termination of an executed Asset Purchase Agreement with another buyer concerning the applicable Assets as a result of the buyer's failure to close; or (iii) the withdrawal of the applicable Assets from the sale process;

         (c) With respect to any Assets for which there is a Buyer Bid, the purchase price is not less than the purchase price contained in the Buyer Bid, plus a minimum overbid (the "Minimum Overbid") equal to 103% of the corresponding Break-Up Fee.

         (d) The Potential Bidder is ready and willing to close on its proposed purchase of the applicable Assets within three (3) business days of the date the Sale Order is entered.

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         22.      A Potential Bidder shall accompany its bid with (a) written evidence of available cash, a commitment for financing, or ability to obtain a satisfactory commitment if selected as the Successful Bidder (as such term is defined below) and such other evidence of ability to consummate the transaction as the Debtors may reasonably request; (b) a copy of a corporate resolution (or a comparable resolution if submitted by a limited liability company) authorizing the Potential Bidder to make a binding and irrevocable bid on the terms proposed, or if the offer is submitted by a partnership, affidavits signed by all general partners of the partnership stating that the Potential Bidder is authorized to make the binding and irrevocable bid; (c) any pertinent factual information regarding the Potential Bidder's operations that would assist the Debtors in their analysis of issues arising with respect to the Hart-Scott-Rodino AntiTrust Improvements Act of 1976, as amended; (d) the Potential Bidder's valuation of its bid, including cash, non-cash consideration, and assumed liabilities (the "Bid Valuation"); and (e) any pertinent factual information regarding the Potential Bidder's intended operation of the applicable Assets necessary to evaluate the Debtors' potential WARN Act exposure, if any. To the extent any Qualified Bid proposes to include non-cash instruments or similar consideration in its bid, such bid shall be accompanied by the form of notes or other type of instrument in connection with such non-cash consideration. The Bid Valuation shall not be binding on the Debtors, the Creditors, or any other party in interest.

         23. By the Bid Deadline, a Potential Bidder must deposit with an escrow agent selected by the Debtors (the "Escrow Agent") a good faith deposit (the "Good Faith Deposit") equal to ten percent (10%) of the Bid Valuation. The Good Faith Deposit must be made by certified check or wire transfer and will be held by the Escrow Agent in accordance with the

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terms of an escrow agreement to be provided with the Asset Purchase Agreement. A
Lender may submit a credit bid pursuant to Section 363(k) of the Bankruptcy Code without making a Good Faith Deposit.

         24. A bid received from a Potential Bidder that meets the requirements in paragraphs 20-23 above, shall be considered a "Qualified Bid" and such Potential Bidder shall become a Qualified Bidder. The Debtors reserve the right, in their discretion after consultation with the Creditors, to waive noncompliance with any one or more of these requirements and deem any otherwise nonqualifying bid to be a Qualified Bid. A Qualified Bid will be evaluated based upon factors such as: (a) the purported amount of the Qualified Bid; (h) the fair value to be provided to the Debtors under the Qualified Bid; (c) the risks associated with any non-cash consideration in any Qualified Bid; (d) the ability to close the proposed sale transaction without delay; (e) the costs of selling non-purchased assets; and (f) any other factors that the Debtors may deem relevant.

         25. Notwithstanding the foregoing, the Debtors reserve the right to disqualify any bid in their discretion, after consultation with the Creditors, if the bid:

         - is on terms that are materially more burdensome or conditional than the terms of the Asset Purchase Agreement or any applicable Buyer APA:

         -        proposes to purchase items other than the Assets;

         - requires any indemnification of such Qualified Bidder in its Marked Agreement;

         -        is not received by the Bid Deadline;

         - includes a non-cash instrument or similar consideration that is not freely marketable;

         -        is subject to any due diligence or financing condition; or

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         -        fails to satisfy any requirement set forth in paragraphs
                  20-23.

Any bid rejected pursuant to this paragraph shall not be deemed to be a Qualified Bid.

CONDUCT AND TERMINATION OF THE BIDDING PROCESS

         26. The Debtors will, in their discretion after consultation with the Creditors: (a) determine whether any Potential Bidder satisfies the requirements specified above for obtaining the Confidential Memorandum and the Asset Purchase Agreement; (b) coordinate the efforts of Potential Bidders in conducting their respective due diligence investigations regarding the Assets;
(c) determine whether any Potential Bidder is a Qualified Bidder; (d) determine whether to remove any of the Assets from the sale process under the Asset Sale Procedures; (e) evaluate bids from Qualified Bidders and determine whether any such bid is a Qualified Bid; (f) negotiate any bid made to purchase some or all of the Assets, including any Buyer Bid, and negotiate any related transaction issues; (g) perform the actions set forth in paragraphs 34-37 below pertaining to the Auction and Sale Hearing; and (h) make such other determinations as are provided in the Asset Sale Procedures. All of the foregoing activities and other actions relating to the Debtors efforts to sell the Assets under the Asset Sale Procedures are referred to collectively as the "Bidding Process."

         27. If no Qualified Bids are received with respect to any Facility, the Debtors may remove such Facility from the Bidding Process. The Debtors may terminate the Bidding Process at any time with respect to any Facility or all of the Assets if the Debtors determine for any reason that such action is in the best interests of their estate and creditors. Any such

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termination of the Bidding Process shall not give rise to any liability to any
Potential or Qualified Bidder by the Debtors.

AUCTION PARTICIPATION

         28. Unless otherwise ordered by the Court for cause shown, only a Qualified Bidder that has submitted a Qualified Bid is eligible to participate at the Auction. At least two (2) business days prior to the Auction, the Debtors will determine, based on the nature of the Qualified Bids received and in their discretion after consultation with the Creditors, whether to (a) conduct separate Auctions for separate Facilities or combinations of Facilities, (b) conduct a single Auction of all of the Assets, or (c) exercise their right to designate a Successful Bid in accordance with paragraph 30 below. For each such Auction to be conducted, the Debtors will select, in their discretion after consultation with the Creditors, the highest or best bid (the "Baseline Bid") to serve as the starting point for the Auction. The Baseline Bid may include the combination of more than one Qualified Bid.

         29. At least two (2) business days prior to the Auction, the Debtors will provide all Qualified Bidders with a copy of the Qualified Bid(s) constituting the Baseline Bid(s) for each Auction. At least one (1) business day prior to the Auction, each Qualified Bidder that has submitted a Qualified Bid must inform the Debtors whether it intends to participate in the Auction of the applicable Assets. The Debtors thereafter will promptly inform each Qualified Bidder of the identity of the other Qualified Bidders expressing an intent to participate in the Auction.

         30. If the Debtors receive only one Qualified Bid with respect to certain of the Assets, they may determine not to conduct the Auction with respect to such Assets and may

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designate the sole Qualified Bid to be the Successful Bid with respect to such
Assets for the purposes of the Asset Sale Procedures.

THE AUCTION

         31. The Auction, if any, will be conducted at 10:00 a.m., Eastern Time, on February 26, 2003, at Brouse McDowell, 1001 Lakeside Avenue, Suite 1600, Cleveland, Ohio 44114, or such later time or date or other place as the Debtors shall notify all Qualified Bidders that have submitted Qualified Bids and expressed their intent to participate in the Auction.

         32. At the Auction, participants will be permitted to bid based only upon the terms of the Baseline Bid (except to the extent otherwise authorized by the Debtors). The bidding will start at the purchase price in the Baseline Bid, and continue in increments of at least $50,000 in cash or cash equivalents, unless the Debtors, after consultation with the Creditors, establish a different increment prior to the Auction.

         33. At the Auction, all bids will be made and received in one room, on an open basis, and all other bidders will be entitled to be present for all bidding with the understanding that the true identity of each bidder will be fully disclosed to all other bidders and that all material terms of each Qualified Bid will be fully disclosed to all other bidders throughout the entire Auction. Each Qualified Bidder will be permitted a reasonable, but limited, amount of time, as determined by the Debtors, to respond to the previous bid at the Auction. The Debtors may adopt other rules for the bidding process at the Auction that they deem necessary, in their discretion after consultation with the Creditors.

         34. Immediately prior to the conclusion of any Auction, the Debtors, in consultation with their financial and legal advisors and the Creditors, will: (a) review each bid

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made at the Auction on the basis of financial and contractual terms and such factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the proposed sale; (b) in their discretion, identify the highest or best bid for the applicable Assets at the Auction (the "Successful Bid"); and (c) notify all Qualified Bidders participating in the Auction, prior to its adjournment, of the name or names of the maker(s) of the Successful Bid for the applicable Assets (the "Successful Bidder"), and the amount and other material terms of the Successful Bid.

         35. At the Sale Hearing, the Debtors will present each Successful Bid to the Court for approval.

EVALUATION AND ACCEPTANCE OF QUALIFIED BIDS

         36. Notwithstanding any other provision of the Asset Purchase Procedures to the contrary, the Debtors may: (a) determine, in their business judgment, which bid or bids, if any, constitute the highest or best offer for the applicable Assets; and (b) disqualify, at any time before entry of an order of the Court approving any bid as the Successful Bid, any bid that Debtors determine, in their discretion after consultation with the Creditors, is (i) inadequate or insufficient; (ii) not in conformity with the requirements of the Bankruptcy Code, the Asset Sale Procedures, or the terms and conditions of sale set forth in the Asset Purchase Agreement; or (iii) contrary to the best interests of the Debtors, their estates, or their creditors. The Debtors may extend or alter any deadline contained herein that will better promote the goals of the Bidding Process.

         37. The Debtors presently intend to sell the Assets to the Qualified Bidder(s) that submit(s) the highest or best bid(s). The Debtors' presentation to the Court for approval of

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any selected bid as the Successful Bid does not constitute the Debtors'
acceptance of the bid. The Debtors will be deemed to have accepted a Qualified Bid only when such Qualified Bid has been approved by the Court at the Sale Hearing.

RETURN AND APPLICATION OF GOOD FAITH DEPOSIT

         38. The Good Faith Deposits of all Qualified Bidders will be retained by the Escrow Agent, notwithstanding Court approval of a sale, until the earlier of (a) the closing of the proposed sale, (b) 48 hours after the termination of an executed Asset Purchase Agreement with another buyer concerning the applicable Assets as a result of the buyer's failure to close; or
(c) the withdrawal of the applicable Assets from the sale process by the Debtors, but in any event not later than 45 days after the closing of the Sale Hearing. If the Successful Bidder does not close the proposed sale, the Debtors will have the right to present any other bid they determine, after consultation with the Creditors, to be the second highest or best bid, whether made prior to or at the Auction, to the Court for approval. At the closing of any sale transaction, the buyer will be entitled to a credit for the amount of its Good Faith Deposit.

                     REQUEST FOR APPROVAL OF THE ASSET SALE
                PROCEDURES AND FORM AND MANNER OF NOTICE THEREOF

         39. By this Motion, the Debtors seek (a) authority to sell the Assets, (b) approval of the Asset Sale Procedures described above, and (c) approval of the form and manner of providing notice of such procedures, including the Auction and the Sale Hearing.

         40. A debtor in possession may sell property of the estate outside of the ordinary course of business, subject to the approval of the court after notice and a hearing.

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11 U.S.C. Section 363(b)(l). In accordance with Bankruptcy Rule 6004(f)(l), sales of property outside of the ordinary course of business may occur by private sale or by public auction.

         41. As described above, the Debtors have determined that the sale of the Assets pursuant to the Asset Sale Procedures will enable them to obtain the highest and best offer for the Assets and maximize the value of the Assets for their estate given the constraints imposed by their business operations and financing. The Asset Sale Procedures provide the best opportunity for the Debtors to sell the Assets while any going concern value of the Assets can still be realized. Accordingly, it is in the best interests of the Debtors' estate to implement the Asset Sale Procedures.

         42. As also described above, the Debtors have, with the assistance of Resilience, extensively marketed the Assets to all known parties that may have any interest in purchasing the Assets (the "Potential Purchasers"). Substantial information concerning the Assets has been or will be provided to each interested party, along with an opportunity to conduct additional reasonable due diligence. The Debtors believe that the solicitation of bids through the Asset Sale Procedures will maximize the chances of receiving bids for the Assets in the short term and that the Auction will enhance the opportunity to generate competitive bidding.

         43. Moreover, in conjunction with the Asset Sale Procedures, the Debtors will continue their effort to generate interest in the Assets. Promptly after the entry of an order approving the Asset Sale Procedures (the "Sale Procedures Order"), the Debtors will disseminate the Bid Solicitation in the form attached hereto as Exhibit A to the Potential Purchasers and any other identified parties that may have any interest in the Assets. In addition, within five business days following entry of the Sale Procedures Order or as soon thereafter as is practicable, the

Debtors will also seek to solicit further interest in the Assets by publishing a notice of the Asset Sale Procedures, the Auction, and the Sale Hearing in substantially the form attached hereto as Exhibit B and incorporated herein by reference (the "Sale Notice") in The Wall Street Journal, The Financial Times, the Cleveland Plain Dealer, the Toronto Globe & Mail, and the Montreal Gazette. The Bid Solicitation and the Sale Notice will provide sufficient publicity to apprise interested parties of the proposed sale of the Assets, the Auction, and the Sale Hearing.

         44. Accordingly, for all of the reasons set forth herein, the Debtors submit that the Court should approve the Asset Sale Procedures and the form and manner of notice of the Bid Solicitation and the Sale Notice.

                  REQUEST FOR APPROVAL OF CERTAIN BID PROTECTIONS

         45. As discussed in paragraphs 17 and 21(c) above, the Debtors propose that they provide any "stalking-horse" bidder with whom they can negotiate a satisfactory Buyer APA by the Buyer APA Deadline with the following bid protections: (a) the Break-Up Fee; and (b) the Minimum Overbid (collectively, the "Bid Protections").

         46. A "stalking-horse bidder" is a bidder that submits an early bid and absorbs the initial costs and consequences of bidding. If a stalking-horse agreement is negotiated and disclosed to all interested parties, it is anticipated that any such initial, firm bid will assist in generating higher and better offers. If a debtor accepts a higher bid from a party other than the "stalking-horse" bidder, a break-up fee customarily is paid to the "stalking-horse" bidder to compensate the "stalking-horse" bidder costs, including lost opportunity costs, incurred as a result of its role as a "stalking-horse" bidder. See In re LTV Steel Co., Inc., Case No. 00-43866 (Bankr. N.D. Ohio April 24, 2001) (D.I. 944) (approving bid protections that included a termination fee and a minimum overbid for a potential "stalking-horse" bidder) (attached hereto as Exhibit C); In re EWI, Inc., 208 B.R. 885,888 (Bankr. N.D. Ohio 1997) (noting that break-up fees customarily are paid to an unsuccessful "stalking-horse" bidders); In re Hupp Industries, Inc., 140 B.R. 191, 195 (Bankr. N.D. Ohio 1992) (noting that an unsuccessful "stalking-horse" should be entitled to a reasonable break-up fee).

         47. The Debtors believe that because of the accelerated timetable necessary to mitigate loss of going concern value due to the Debtors' liquidity strain, the Bid Protections are essential to assist in attracting interested buyers to serve as a stalking-horse. The Debtors are hopeful that the approval of the Bid Protections will lead to the execution of a Buyer APA, which, in turn, will lead to a successful sale and potentially generate higher and better offers for the Assets, thereby maximizing the value of the Assets for the Debtors' estate.

         48. In Hupp Industries, the court set forth seven factors that it considered significant in determining whether certain bid protections, including a break-up fee, were appropriate; (a) whether the fee requested correlates with a maximization of value to the debtors' estate; (b) whether the underlying negotiated agreement is an arm's-length transaction between the debtors' estate and the negotiating acquirer; (c) whether the principal secured creditors and the official creditors' committee(s) are supportive of the requested fee; (d) whether the break-up fee constitutes a fair and reasonable percentage of the proposed purchase price; (e) whether the dollar amount of the break-up fee is so substantial that it provides a "chilling effect" on other potential bidders; (f) the existence of available safeguards to the debtors' estate; and (g) if unsecured creditors oppose the break-up fee, whether there exists a substantial adverse impact upon such creditors. Hupp Industries, 140 B.R. at 194.

         49. The Bid Protections satisfy the factors articulated by the Hupp Industries court. Specifically, the proposed Bid Protections (a) are fair and reasonable in light of the circumstances and proposed transaction; (b) are designed to assist, rather than hamper, the bidding process; and (c) will benefit creditors by attracting potential purchasers to maximize the value of the Assets for the estate. Because the Assets have been fully marketed without generating any sale and the Debtors have a limited period of time to complete a sale of the Assets, the Debtors believe that the proposed Break-Up Fee is necessary to generate interest in the Assets and attract a stalking-horse bidder without delay. In particular, the complexity of the proposed transactions will require a potential purchaser to expend substantial time, money and other resources to investigate, negotiate and document a sale of the Assets within the limited time available. Under these unique circumstances, the proposed Break-Up Fee is necessary to attract a potential stalking-horse to take these steps and initiate the competitive bidding process.

         50. The proposed limit to the Break-Up Fees has been established, in consultation with the Debtors' financial advisors, to maximize the chance of enticing stalking-horse bidders in the short-term under the unique circumstances presented and thereby generate interest in the sale of the Assets prior to the end of February. The proposed limit takes into account ongoing negotiations with several Potential Purchasers that are in advanced stages. The proposed Break-Up Fee thus is justified under the facts presented where a Potential Purchaser must engage in intensive and costly effort to initiate and complete a highly complex transaction in a short timeframe and will not receive any additional expense reimbursement. Further, the Debtors believe that the prerequisites to any payment of the Break-Up Fee, as described in paragraph 17 above, provide adequate safeguards for their estate. Finally, the Minimum Overbid reflects the amount necessary to satisfy the Break-Up Fee and provide additional value to the Debtors' estate.

         51. The Debtors believe that the Bid Protection will not chill bidding for the Assets and do not unduly burden their estates. Accordingly, the Debtors submit that the Court should approve the Bid Protections, subject to the terms and conditions described herein.

                  NECESSITY OF A SECTION 363 SALE OF THE ASSETS

         52. If any Successful Bidder is selected by the Debtors, in their discretion after consultation with the Creditors, the Debtors will seek the entry of an order from the Court at the Sale Hearing approving and authorizing the proposed sale to the Successful Bidder on terms and conditions consistent with the Asset Purchase Agreement or Buyer APA (and accepted by the Debtors) and in accordance with the Asset Sale Procedures. In connection with this Motion, the Debtors will request that the Court find and conclude that the Debtors and the buyer(s) have acted with valid business justification and in good faith in reaching the terms of the Asset Purchase Agreement or Buyer APA within the meaning of Bankruptcy Code Section 363(m), that notice of the sale will be sufficient, and that the relief requested is in the best interests of the Debtors' estates.

         53. Section 363(b)(1) of the Bankruptcy Code provides that "[t]he trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate." In approving the sale of assets outside of the ordinary course of business and outside of any Chapter 11 plan pursuant to Section 363(b), courts, including those within the Sixth Circuit, have adopted the "sound business reason" test established by the Second Circuit in In re Lionel Corp., 722 F.2d 1063 (2d Cir. 1983). See Stephens Industries, Inc. v. McClung, 789

F.2d 386, 391 (6th Cir. 1986). The issue directly before Lionel was "to what extent chapter 11 permits a bankruptcy judge to authorize the sale of an important asset of the bankrupt's estate, out of the ordinary course of business and prior to acceptance and outside of any plan of reorganization." In re Lionel Corp., 722 F.2d at 1066.

         54. Lionel required the debtor to establish a "sound business reason" justifying the pre-confirmation sale of assets. Lionel held that a court should consider all salient factors and the business justifications supporting the debtor's proposed sale of the assets, including:

         (i)      The proportionate value of an asset to the estate as a whole;

         (ii) The amount of elapsed time since the filing of the Chapter 11 petition;

         (iii) The likelihood that a Chapter 11 plan will be proposed and confirmed in the near future;

         (iv) The effect of the proposed disposition of assets on future Chapter 11 plans;

         (v) A comparison of the proceeds to be obtained from the disposition of assets to any appraisals of the property;

         (vi) Whether the proposed transaction envisions the use, sale, or lease of the property; and

         (vii)    Whether the assets are increasing or decreasing in value.

         55. Courts within the Sixth Circuit have refined Lionel's sound business reason standard into a four-part test requiring a debtor to demonstrate: (1) a sound business reason; (2) accurate and reasonable notice;
(3) an adequate price; and (4) good faith. See In re Country Manor of Kenton, Inc., 172 B.R. 217,220-221 (Bank. N.D. Ohio 1994); In re Weatherly Frozen Food Group, Inc., 149 B.R. 480 (Bankr. N.D. Ohio 1992).

         56. The Debtors believe that the proposed sale of the Assets is in the best interest of their estates, is supported by a sound business purpose, and is justified under applicable law. The Debtors have determined that they will not be able to continue to operate their businesses for a substantial period of time. Any going concern value the Assets currently retain would be lost after a shutdown. The proposed sale would reduce the risk that such value would be lost. The Debtors and their professional advisers have concluded that the value of the Debtors' estate will be maximized through a sale of the Assets without further delay. The sale would also relieve the Debtors of the ongoing carrying costs of the Assets. These circumstances constitute a sound business purpose supporting the Debtors' decision to sell the Equipment pursuant to
Section 363. See Stephens Industries, Inc. v. McClung, 789 F.2d 386, 391 (6th Cir. 1986).

         57. The proposed Asset Sale Procedures represents the best way to maximize the value of the Assets given the Debtors' current position. The Debtors therefore believe that the sale of the Assets, as described in this Motion, is in the best interests of the Debtors, their creditors, and their estates.

             SALE FREE AND CLEAR OF LIENS, CLAIMS, AND ENCUMBRANCES

         58. Section 363(f) of the Bankruptcy Code permits debtors to sell assets free and clear of liens, claims, and encumbrances with any such encumbrances attaching to the net proceeds of the sale. Section 363(f) provides:

         The trustee may sell property under subsections (b) or (c) of this section free and clear of any interest in such property of any entity other than the estate, only if -

                  (1) applicable nonbankruptcy law permits sale of such property free and clear of such interest;

                  (2)      such entity consents;

                  (3) such interest is a lien and the price at which property is to be sold is greater than the aggregate value of all liens on such property;

                  (4)      such interest is in bona fide dispute; or

                  (5) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

Bankruptcy courts may enter orders authorizing the sale of a debtor's assets free and clear of any liens, claims, or encumbrances that are binding against any such lien or interest holders pursuant to Section 105 of the Bankruptcy Code. See In re White Motor Credit Corp., 75 B.R. 944,948 (Bankr. N.D. Ohio
1987) ("Authority to conduct such sales [free and clear of liens] is within the Court's equitable powers when necessary to carry out the provisions of Title 11").

         59. Most of the Assets are subject to a first-priority security interest granted to GMAC Commercial Credit LLC ("GMAC"), for itself and as agent for other lenders, pursuant to a DIP financing facility approved by a final order of this Court on September 17, 2002, pursuant to Section 364. The Debtors expect the Lenders to consent to the proposed sale.

         60. The real estate, plant, and equipment located at the Ottawa Facility secures the prepetition claim of CIT. It is unknown whether CIT will consent to the proposed sale. Although the Debtors believe that the value of CIT's collateral has remained stable, the Debtors' believe that CIT is, and has been during the pendency of these Chapter 11 cases, undersecured.

         61. The Lenders' total claims as of the date of this Motion exceeds $45 million, far in excess of the value the Debtor believes the Assets will be sold for at Auction. The Lenders' claims are, therefore, only partially secured. All other lien holders, to the extent their liens are otherwise valid, are junior to the security interests of the Lenders and have no equity in the Assets. See 11 U.S.C. Section 506(a). Section 506(a) governs the determination of a claim's secured status, equating the value of a lien to the value of the collateral securing the claim, not the face amount of the underlying claim. See In re Dewsnup, 908 F.2d 588,590(10th Cir. 1990), aff'd Dewsnup v. Tim (In re Dewsnup), 502 U.S. 410 (1992) (noting that (a) Section 506(a) entitles a lien holder to a secured claim only to the extent of the value of the collateral and (b) if the claim is undersecured, it may be bifurcated and the undersecured portion will be treated as a an unsecured claim). Consistent with the bifurcation of partially secured claims under Section 506(a), courts may approve sales free and clear of liens under Section 363(f) where the sale price is lower than the face amount of all of the liens. See, e.g., In re Heallhco International, Inc., 174 B.R. 174, 176-77 (Bankr. D. Mass. 1994) (allowing a sale free and clear because the undersecured or unsecured lienholder could be compelled to accept less than the full amount of its claim in a hypothetical Chapter 11 cram-down); In re Hunt Energy Co., Inc., 48 B.R.472, 484-85 (Bankr. N.D. Ohio 1985)(same); In re Gulf States Steel, Inc, of Alabama, 2002 Bankr. LEXIS 1317 (Bankr. N.D. Ala. 2002) (noting that Section 363 only requires "that the interest in question be subject to final satisfaction on a hypothetical basis, not that there be an actual payment in satisfaction of the interest from the proceeds of the sale"). Therefore, the Court should approve the proposed sale of the Assets free and clear of the Liens, pursuant to Sections 105(a) and 363(f).

         62. Following the proposed sale, the Liens, including those of the Lenders, should attach to the sale proceeds with the same validity and priority, and to the same extent, as they attach to the Assets. See 11 U.S.C. Section 363(e); In re Collins, 180 B.R.447,452 (Bankr. E.D. Va. 1999) ("The commonly accepted method for adequately protecting a secured creditor when a sale is authorized under [Section] 363(f) is to order the liens to attach to the proceeds of the sale.") The proceeds of the sale of any Assets that do not include the Ottawa facility will be deposited into the Debtors' lockbox account; swept by, or otherwise paid to, the DIP Lenders on account of their senior security interest in such Assets; and credited against the outstanding balance of the Debtors' credit facility with the DIP Lenders in accordance with the provisions of the DIP Agreement. The proceeds of the sale of any Assets that include the Ottawa Facility will be held in escrow until the Debtors, CIT, and the DIP Lenders consent to the terms for allocating the sale proceeds. CIT's collateral may be subject to claims by the Debtors under 11 U.S.C. Section 506(c). To the extent any sale results in a dispute regarding the allocation of the proceeds that cannot be resolved by agreement, the Debtors request that the relative rights of the Lenders and the Debtors be determined by an appropriate adversary proceeding in this Court.

                          EXEMPTION FROM TRANSFER TAXES
        UNDER BANKRUPTCY CODE SECTION 1146(c) IS WARRANTED IN THESE CASES

         63.      Section 1146(c) of the Bankruptcy Code provides that:

                  [the] issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp tax or similar tax.

         64.      The exemption from "stamp or similar taxes" provided under
Section 1146(c) of the Bankruptcy Code has been construed by bankruptcy courts to include any ad valorem tax imposed at the time of transfer of an asset, regardless of whether the transferor enjoyed a gain or suffered a loss. In re 995 Fifth Avenue Associates, 963 F.2d 503, 511-513 (2d Cir.), cert. denied, 506 U.S. 947 (1992). The exemption therefore covers taxes akin to recording or transfer taxes, but not capital gain taxes. The Debtors seek application of the exemption to any such taxes that would otherwise be applicable to the sale of the Assets.

         65. The exemption provided by Bankruptcy Code Section 1146(c) is not limited to taxes levied directly on the Debtors. See In re CCA Partnership, 72 B.R. 765, 766-7 (Bankr. D. Del.), affd 833 F.2d 303 (3d Cir. 1987). In re CCA
Partnership found that a court should focus on the instrument of transfer and not the parties to the transfer to determine whether to grant the exemption. Id. at 767. Therefore, the exemption should apply here regardless of whether a tax covered by the exemption is nominally levied against transferee or transferor.

         66. The fact that the proposed sale will be completed prior to confirmation of a Chapter 11 plan does not cause the Debtors or the buyer to lose the protection of Section 1146(c). Courts have held that a postpetition, preconfirmation property sale may be exempt from transfer taxes where the sale of the property is essential to a debtor's restructuring, recognizing that bankruptcy assets typically must be and are sold well in advance of plan confirmation. See, e.g., In re GST Telecom, Inc., 2002 U.S. Dist. LEXIS 4662 (D. Del. 2002); In re Jucoby-Bender, Inc., 758 F.2d 840 (2d Cir. 1985); In re Smoss Enterprises Corp., 54 B.R. 950,951 (E.D.N.Y. 1985). "[T]here are times where it is more advantageous for the debtor to sell assets as quickly as possible in order to insure that the assets do not lose value." In re GST Telecom, Inc., 2002 U.S. Dist. LEXIS 4662, at *6 (D. Del. 2002). The Debtors must sell the Assets as quickly as possible in order to avoid a deterioration in value and to eliminate unnecessary carrying costs. Thus, the sale cannot wait until confirmation of a plan. Nevertheless, the proposed transaction is a major step necessary to facilitate the Debtors' efforts to confirm a Chapter 11 plan, albeit a liquidating plan. Accordingly, the Debtors request that the proposed sale be exempt from any and all stamp, recording, and transfer taxes under Bankruptcy Code Section 1146(c).

                                   GOOD FAITH

         67. The Debtors and the Potential Purchasers have to date engaged in arm's length and good faith negotiations regarding the proposed sale of the Assets and will continue to do so consistent with the Asset Sale Procedures. Accordingly, the Debtors request that any order approving the sale provide that
(a) the sale has been negotiated in and is in good faith and (b) the buyers are entitled to the protections of the Bankruptcy Code Section 363(m).

                 WAIVER OF STAY IMPOSED BY BANKRUPTCY RULE 6004(g)

         68. Bankruptcy Rule 6004(g) provides that an "order authorizing the use, sale, or lease of property . . . is stayed until the expiration of 10 days after entry of the order, unless the court orders otherwise." The Debtors request that the stay be waived. The proposed sale must close promptly to preserve the Assets' going concern value and to keep the carrying costs to a minimum. Therefore, time is of the essence. Moreover, no party will be prejudiced by waiving the stay.

         69. Bankruptcy courts, including this one, have waived the ten-day stay in other cases. See In re LTV Steel Co., Inc., No. 00-43866, slip op. at 13 (Bankr. N.D. Ohio February 28, 2002) (Docket No. 2604) (approving Integrated Steel sale, including a waiver of stay imposed by Bankruptcy Rules 6004(g) and 6006(d)); In re Pittsburgh-Canfield Corp., Case No. 00-43394 (Bankr. N.D. Ohio, June 21, 2001) (authorizing immediate consummation of sale of assets notwithstanding the stay imposed under Bankruptcy Rules 6004(g) and 6006(d)); see also In re Perry Hollow Mgm't Co., 260 B.R. 58,65 (D.N.H. 2001) (waiving the ten-day stay under Bankruptcy Rule 6004(g) to permit the sale of estate property the following day where the sale price was found to be reasonable, the buyer was ready to close, and the estate would likely have to pay to continue storing the property); In re Singer Co. N. V., No. M-47(V), 2000 U.S. Dist. LEXIS 2565, at *48-*52 (S.D.N.Y. Mar. 7, 2000) (stating that "[t]he bankruptcy court denied the requested stays [under Bankruptcy Rules 6004(g) and 6004(d)] in order to ensure the quick distribution of funds that it had found so vital to the continuing and successful reorganization of [the debtors] and to promote the rehabilitative purposes behind Chapter 11"); In re Quanalyze Oil & Gas Corp., 250 B.R. 83,91 (Bankr. W.D. Texas 2000) (authorizing the closing of a sale of estate property one day after the entry of the order authorizing the sale where the estate would lose the property to foreclosure if the sale were not consummated). The Debtors respectfully request similar relief here.

              REQUEST TO SCHEDULE THE AUCTION AND THE SALE HEARING

         70. The Debtors have filed concurrently herewith a motion to schedule an expedited hearing on this Motion, at which hearing the Debtors intend to seek approval of the Asset Sale Procedures, the Bid Protections, and the form and manner of service of the Bid Solicitation and the Sale Notice. To expedite the sale process and in accordance with the terms of the Asset Sale Procedures, the Debtors propose that the Auction be scheduled for February 26, 2003, at 10:00 a.m., Eastern Time, to be held at a location to be designated by the Debtors in Cleveland, Ohio (which time, date and place may be modified in accordance with the Asset Sale Procedures). Because the Potential Purchasers will be served with a copy of this Motion, they will have 20 day's notice of the Auction, which the Debtors believe is sufficient time for them to conclude their due diligence, comply with the other requirements of the Asset Sale Procedures, and determine whether to participate in the Auction.

         71. The Debtors further request that the Court schedule the Sale Hearing to approve the sale of the Assets to the Successful Bidder on notice shorter than required by the Order Establishing Case Management Procedures Regarding Filing, Service, Notice, Copies and Hearing Dates, entered in this case on October 7, 2002 (the "Case Management Order"), but in compliance with the notice requirements of Rule 2002(a)(2) of the Bankruptcy Rules. The Debtors propose that the Sale Hearing be scheduled for February 27, 2003, the day following the proposed Auction, which may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing. The Debtors further propose that the court establish February 21, 2003, as the deadline for parties in interest to file and serve objections to the proposed sale.

         72. Notice of the Auction and the Sale Hearing will be provided to interested parties in the Bid Solicitation and the Sale Notice. The Debtors respectfully request the Court's approval of the form of the Bid Solicitation and Sale Notice attached hereto as Exhibits A and B, respectively.

                                     NOTICE

         73. Pursuant to the Case Management Order, notice of this Motion is being given to (a) the parties on the General Service List established under the Case Management Order, (b) all parties known to have or assert liens or other interests in the Assets, (c) all taxing authorities known to have jurisdiction over the Assets, and (d) the Potential Purchasers. In light of the nature of the relief requested herein, the Debtors submit that no other or further notice is required.

         WHEREFORE, the Debtors respectfully request that the Court enter an order, substantially in the form attached hereto as Exhibit D: (i) approving the Asset Sale Procedures; (ii) approving the Bid Protections; (iii) scheduling the Auction and the Sale Hearing; and (iv) approving the form and manner of notice of the Asset Sale Procedures, the Auction, and the Sale Hearing. The Debtors further request that the Court, at the Sale Hearing, enter an order or orders authorizing the sale of the Assets and such other and further relief as the Court deems just and proper.

DATED: February 6, 2003           Respectfully submitted,

                                 /s/ [ILLEGIBLE]
                                 ----------------------------------------------
                                 Joseph F. Hutchinson, Jr.(0018210)
                                 Marc B. Merklin (0018195)
                                 Alan M. Koschik (0065891)
                                 BROUSE McDOWELL
                                 1001 Lakeside Avenue, Suite 1600
                                 Cleveland, Ohio 44114-1151
                                 Telephone: (216) 830-6830
                                 Facsimile: (216) 830-6807
                                 jhutchinson@brouse.com
                                 mmerklin@brouse.com
                                 akoschik@brouse.com

                                 Attorneys for Debtors and Debtors In Possession